EXHIBIT 99.1
------------


JONES LANG LASALLE                           NEWS RELEASE


FOR IMMEDIATE RELEASE                        200 East Randolph Drive
                                             Chicago Illinois 60601

                                             22 Hanover Square
                                             London W1A 2BN


Contact:   Lauralee Martin
           Chief Financial Officer

Phone:     +1 312 228 2073



       JONES LANG LASALLE REPORTS RESULTS IN LINE WITH GUIDANCE

CHICAGO AND LONDON, MAY 7, 2003 - Jones Lang LaSalle Incorporated
(NYSE: JLL), the leading global real estate services and investment management firm, today reported a GAAP net loss for the first quarter of 2003 of $7.2 million, or $0.24 per share, at the better end of the range of previous guidance. The First Call consensus estimate was a loss of $0.29 per share. The results compare with the first quarter GAAP net loss in 2002 of $4.0 million, or $0.13 per share.

-------------------------------------------------------------------------

FIRST QUARTER RESULTS HIGHLIGHTS

     . Revenues of $185 million up 10 percent; 2 percent in local currencies

     .     Continued strengthening of the balance sheet

     . Credit facilities paid down by more than $35 million from prior year

-------------------------------------------------------------------------

"I am pleased that we have achieved our earnings target for the first quarter of 2003 in a continued difficult business environment. This performance reflects our focus on those aspects of our business we are most able to influence," said Chris Peacock, President and Chief Executive Officer of Jones Lang LaSalle. "Our strategic investments in the growth of LaSalle Investment Management and in building our global Corporate Solutions business were key contributors to performance in this quarter. European occupier markets remain weak, while the Asian economies are clouded by the unknown duration and scope of SARS. Despite these challenges, we continue to win major assignments, develop long-term alliance relationships and dedicate our resources to delivering excellence in client service across the world."

A comparison of our financial results quarter over quarter should be analyzed in the context of the significantly strengthened currencies of several of our key markets, primarily the euro, pound sterling and Australian dollar, relative to the U.S. dollar. As a result, the growth in the U.S. dollar reported revenues and expenses from the regions in which these currencies are utilized is not reflective of actual experience in the underlying countries. Refer to the attached schedule on Currency Analysis of Revenues and Operating Income (Loss) for further clarification.

Revenues of $185.1 million for the quarter, as compared to $167.8 million in the prior year period, increased 10 percent in U.S. dollars, 2 percent in local currencies, reflecting a modest improvement in the Americas offset by continued slow economic conditions in several key markets in Europe and Asia. Operating expenses for the quarter were $192.0 million, a 12 percent increase over the first quarter of 2002 in U.S. dollars, 3 percent in local currencies. The key components of the expense increase were insurance ($1.2 million), reflective of the tightened insurance markets, and
incentive compensation expense ($4.1 million).   We expect insurance
expense to remain higher through the balance of 2003. The increase in incentive compensation is due to timing and is expected to reflect targeted bonus levels by the end of the year, subject to the firm's financial performance. Our expense increases were offset by an improvement in bad debt expense as the firm's focus on credit control and working capital management has significantly improved the age profile of our accounts receivable.

Net interest expense for the first quarter of $4.1 million increased 5 percent in U.S. dollars over the same period for the prior year, but was 5 percent lower in local currencies. The increase reflected the impact of the strengthening euro, while the performance improvement resulted from the firm's continued focus on paying down bank debt. The estimated effective tax rate for 2003 of 34 percent, as compared to the 40 percent rate for the first quarter of 2002, reflects disciplined management of our global tax position. The tax rate improvement will favorably affect our full year's projected results, but when applied to the seasonal net loss it negatively impacted the first quarter results year-over-year by $0.7 million, or $0.02 per share.

The firm paid down its credit facilities by more than $35 million from the prior year period, reflecting continued strong business cash flows, aggressive receivables management and reduced capital expenditures. Although there was no change in the firm's outstanding Eurobond obligations, their U.S. dollar reported book value increased by $36.5 million as a result of the strengthening euro over the same period last year. EBITDA was $2.8 million for the quarter as compared to the prior year first quarter of $5.3 million.


BUSINESS SEGMENT FIRST QUARTER PERFORMANCE HIGHLIGHTS
-----------------------------------------------------

OWNER AND OCCUPIER SERVICES

..    The Americas region reported revenues of $59.5 million, an increase of $3.7 million or 7 percent from the prior year period, reflecting new business wins in Project and Development Services and improved transaction flow in the Tenant Representation business, which has continued to successfully increase the number of its strategic alliances. The operating loss for the quarter of $1.6 million was slightly improved over the same period last year, as revenue gains were offset by the timing of increased incentive compensation ($2.6 million). The business continued to demonstrate strong cost controls.

..    The difficult economic environment in Europe continued in the first quarter with revenues at $71.3 million, a 10 percent increase over the prior year in U.S. dollars, but a 7 percent decline in local currencies. Revenue declines reflected weakened economic conditions in the key markets of Belgium, France, the UK and Germany. A year- -over-year improvement in bad debt expense ($1.2 million) and effective cost controls partially mitigated the revenue decline. The operating loss for the quarter was $1.4 million as compared to an operating income of $0.3 million in the same period in 2002.

..    Revenues of $29.7 million for Asia Pacific increased 5 percent, but were 2 percent lower in local currencies, relative to the same period in 2002. Slow economic recovery continued to challenge the core markets of Hong Kong and Singapore while North Asia, principally Japan and China, saw revenue growth of over 10 percent compared to the prior year period. Cost increases in local currencies of 4 percent were principally the result of expansion investments made in North Asia as well as in the Corporate Solutions business, both of which are demonstrating performance paybacks.


INVESTMENT MANAGEMENT

     First quarter revenues for LaSalle Investment Management were up $5.4 million or 28 percent from the prior year, 21 percent in local currencies. The growth was due to increased advisory fees, the result of several successful fee renegotiations together with new product launches in all three regions. Operating income for the first quarter of $1.4 million was up $0.5 million from the same period in 2002. Increased revenues were partially offset by increases in the ongoing cost base, the result of the investment in people for new fund growth, increased incentive compensation accruals of $1.8 million due to timing and the impact of strengthening European currencies on reported U.S. dollar expenses.

OUTLOOK

     The firm anticipates taking a one-time impairment charge in the second quarter of up to $4.5 million pre-tax relating to its decision to abandon the further development of a property management accounting system in Australia. After completing a feasibility analysis in April 2003, we have concluded that the potential benefits from successfully correcting deficiencies in the system that would allow it to be implemented throughout Australia do not justify the costs that would have to be incurred to do so.

     The seasonality of the firm's business leads revenue and profits to be generated primarily during the second half of the year. The firm has previously communicated that it will not issue full-year guidance until the impact on its businesses of uncertain economic and operating environments becomes clearer. For the second quarter, the firm currently expects to be modestly profitable on an operating basis, excluding the one-time impairment charge.


ABOUT JONES LANG LASALLE

Jones Lang LaSalle is the world's leading real estate services and investment management firm, operating across more than 100 markets on five continents. The company provides comprehensive integrated expertise, including management services, implementation services and investment management services on a local, regional and global level to owners, occupiers and investors. Jones Lang LaSalle is also the industry leader in property and corporate facility management services, with a portfolio of approximately 735 million square feet (68 million square meters) under management worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse real estate investment management firms, with $20.5 billion of assets under management (excluding $2.5 billion previously managed by LaSalle Investment Management and now managed by our European Owner and Occupier Services business).

     Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2002, under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and in Jones Lang LaSalle's Proxy Statement dated April 4, 2003, and in other reports filed with the U.S. Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.



                                #  #  #

CONFERENCE CALL

The firm will conduct a conference call for shareholders, analysts and investment professionals on Thursday, May 8 at 9 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time:

..    United States callers: +1 877 809 9540

..    International callers: +1 706 679 7364

     Replay Information Available: (10:00 a.m. EDT) Thursday, May 8 through (Midnight EDT) Thursday, May 22 at the following numbers:

..    International callers: +1 706 645 9291

..    U.S. callers:  +1 800 642 1687

..    Pass code:  9717807

     LIVE WEB CAST

     Follow these steps to listen to the web cast:

     1.    You must have a minimum 14.4 Kbps Internet connection

     2.    Log onto:

           http://www.firstcallevents.com/service/ajwz380885089gf12.html

     3. Download free Windows Media Player software: (link located under registration form)

     4. If you experience problems listening, send an e-mail to webcastsupport@tfprn.com

     This information is also available on the Company's website at www.joneslanglasalle.com

                    JONES LANG LASALLE INCORPORATED

                  Consolidated Statements of Earnings

          For the Three Months Ended March 31, 2003 and 2002
                   (in thousands, except share data)
                              (Unaudited)


                                         Three Months Ended
                                               March 31,
                                    ----------------------------
                                       2003 (1)        2002 (1)
                                      ----------      ----------
Revenue:
  Fee based services. . . . . .       $  182,046         165,303
  Equity in earnings (losses)
    from unconsolidated ventures              80             (78)
  Other income. . . . . . . . .            2,971           2,605
                                      ----------      ----------
      Total revenue . . . . . .          185,097         167,830

Operating expenses:
  Compensation and benefits . .          128,021         111,623
  Operating, administrative
    and other . . . . . . . . .           54,227          50,748
  Depreciation and
    amortization. . . . . . . .            9,690           9,471
  Non-recurring and restructuring
   charges:
    Compensation and benefits .             (444)             20
    Operating, administrative
     and other. . . . . . . . .              500              80
                                      ----------      ----------
      Total operating expenses.          191,994         171,942
                                      ----------      ----------

      Operating loss. . . . . .           (6,897)         (4,112)

Interest expense, net of
  interest income . . . . . . .            4,083           3,918
                                      ----------      ----------

      Loss before benefit for
        income taxes and
        minority interest . . .          (10,980)         (8,030)

Net benefit for income taxes. .           (3,733)         (3,212)
Minority interests in earnings
  of subsidiaries . . . . . . .            --                 63
                                      ----------      ----------

      Net loss before cumulative
        effect of change in
        accounting principle. .       $   (7,247)         (4,881)
                                      ==========      ==========

Cumulative effect of change in
  accounting principle. . . . .       $    --                846
                                      ----------      ----------

      Net loss. . . . . . . . .       $   (7,247)         (4,035)
                                      ==========      ==========

EBITDA (2). . . . . . . . . . .       $    2,793           5,289
                                      ==========      ==========

                    JONES LANG LASALLE INCORPORATED

                                         Three Months Ended
                                               March 31,
                                    ----------------------------
                                       2003 (1)        2002 (1)
                                      ----------      ----------

Basic loss per common share
  before cumulative effect of
  change in accounting principle      $    (0.24)          (0.16)

Cumulative effect of change in
  accounting principle. . . . .            --               0.03
                                      ----------      ----------

Basic loss per common share . .       $    (0.24)          (0.13)
                                      ==========      ==========

Basic weighted average shares
  outstanding . . . . . . . . .       30,715,364      30,207,897
                                      ==========      ==========

Diluted loss per common share
  before cumulative effect of
  change in accounting principle      $    (0.24)          (0.16)

Cumulative effect of change in
  accounting principle. . . . .            --               0.03
                                      ----------      ----------
Diluted loss per common share .       $    (0.24)          (0.13)
                                      ==========      ==========

Diluted weighted average shares
  outstanding . . . . . . . . .       30,715,364      30,207,897
                                      ==========      ==========





























         Please reference attached financial statement notes.

                    JONES LANG LASALLE INCORPORATED

                       Segment Operating Results

          For the Three Months Ended March 31, 2003 and 2002
                            (in thousands)
                              (Unaudited)


                                         Three Months Ended
                                               March 31,
                                    ----------------------------
                                       2003 (1)        2002 (1)
                                      ----------      ----------
OWNER & OCCUPIER SERVICES -

  AMERICAS
    Revenue:
      Implementation services . . . .  $  21,601          20,581
      Management services . . . . . .     36,968          34,263
      Equity losses . . . . . . . . .      --                (10)
      Other services. . . . . . . . .        886             877
      Intersegment revenue  . . . . .         69             117
                                      ----------      ----------
                                          59,524          55,828

    Operating expenses:
      Compensation, operating
        and administrative. . . . . .     56,416          53,051
      Depreciation and
        amortization. . . . . . . . .      4,659           4,893
                                      ----------      ----------
          Operating loss (3). . . . . $   (1,551)         (2,116)
                                      ==========      ==========

  EUROPE
    Revenue:
      Implementation services . . . . $   48,789          45,146
      Management services . . . . . .     20,920          18,344
      Other services. . . . . . . . .      1,593           1,247
                                      ----------      ----------
                                          71,302          64,737
    Operating expenses:
      Compensation, operating
        and administrative. . . . . .     69,981          61,903
      Depreciation and
        amortization. . . . . . . . .      2,765           2,556
                                      ----------      ----------
          Operating income
            (loss) (3). . . . . . . . $   (1,444)            278
                                      ==========      ==========

  ASIA PACIFIC
    Revenue:
      Implementation services . . . . $   15,005          14,892
      Management services . . . . . .     14,280          12,927
      Other services. . . . . . . . .        463             405
                                      ----------      ----------
                                          29,748          28,224
    Operating expenses:
      Compensation, operating
        and administrative. . . . . .     33,042          29,531
      Depreciation and
        amortization. . . . . . . . .      1,944           1,719
                                      ----------      ----------
          Operating loss (3). . . . . $   (5,238)         (3,026)
                                      ==========      ==========

                    JONES LANG LASALLE INCORPORATED

                                         Three Months Ended
                                               March 31,
                                    ----------------------------
                                       2003 (1)        2002 (1)
                                      ----------      ----------

  INVESTMENT MANAGEMENT -
    Revenue:
      Implementation services . . . . $    1,768             584
      Advisory fees . . . . . . . . .     22,715          18,560
      Equity earnings (losses). . . .         80             (68)
      Other services. . . . . . . . .         29              82
                                      ----------      ----------
                                          24,592          19,158

    Operating expenses:
      Compensation, operating
        and administrative. . . . . .     22,878          18,003
      Depreciation and
        amortization  . . . . . . . .        322             303
                                      ----------      ----------
          Operating income (3). . . . $    1,392             852
                                      ==========      ==========


-------------------------------------------------------------------------


Total segment revenue . . . . . . . . $  185,166         167,947
Intersegment revenue elimina-
  tions . . . . . . . . . . . . . . .        (69)           (117)
                                      ----------      ----------
          Total revenue . . . . . . . $  185,097          67,830
                                      ==========      ==========

Total segment operating expenses. . . $  192,007         171,959
Intersegment operating expense
  eliminations. . . . . . . . . . . .        (69)           (117)
                                      ----------      ----------
          Total operating
           expenses before non-
           recurring and restruc-
           turing charges . . . . . . $  191,938         171,842
                                      ==========      ==========

          Operating loss before
           non-recurring and
           restructuring charges. . . $   (6,841)         (4,012)
                                      ==========      ==========














         Please reference attached financial statement notes.

                    JONES LANG LASALLE INCORPORATED

                      Consolidated Balance Sheets

                 March 31, 2003 and December 31, 2002
                            (in thousands)
                              (Unaudited)


                                      March 31,     December 31,
                                        2003           2002
                                      ----------    ------------
ASSETS
------
 Current assets:
  Cash and cash equivalents . . . . . $   13,485          13,654
  Trade receivables, net of
    allowances. . . . . . . . . . . .    194,755         227,579
  Notes receivable. . . . . . . . . .      3,608           4,165
  Other receivables . . . . . . . . .      6,531           7,623
  Prepaid expenses. . . . . . . . . .     13,785          15,142
  Deferred tax assets . . . . . . . .     27,601          27,382
  Other assets. . . . . . . . . . . .     11,381          10,760
                                      ----------      ----------
          Total current assets. . . .    271,146         306,305

Property and equipment, at cost,
  less accumulated depreciation . . .     78,173          81,652
Intangibles resulting from
  business acquisitions and
  JLW merger, net of accumulated
  amortization. . . . . . . . . . . .    333,842         333,821
Investments in and loans to real
  estate ventures . . . . . . . . . .     73,239          74,994
Long-term receivables, net. . . . . .     14,760          15,248
Prepaid pension asset . . . . . . . .      1,230           9,646
Deferred tax assets . . . . . . . . .     24,963          18,839
Debt issuance costs . . . . . . . . .      3,988           4,343
Other assets, net . . . . . . . . . .      7,597           7,668
                                      ----------      ----------
                                      $  808,938         852,516
                                      ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Accounts payable and accrued
    liabilities . . . . . . . . . . . $   89,046          92,389
  Accrued compensation. . . . . . . .     69,867         139,513
  Short-term borrowings . . . . . . .     14,573          15,863
  Deferred tax liabilities. . . . . .        478              20
  Other liabilities . . . . . . . . .     26,629          21,411
                                      ----------      ----------
          Total current
            liabilities . . . . . . .    200,593         269,196

Long-term liabilities:
  Credit facilities . . . . . . . . .     54,000          26,077
  9% Senior Euro Notes,
    due 2007. . . . . . . . . . . . .    180,263         173,068
  Deferred tax liabilities. . . . . .      3,263             146
  Minimum pension liability . . . . .      4,734           --
  Other . . . . . . . . . . . . . . .     16,840          17,071
                                      ----------      ----------
          Total liabilities . . . . .    459,693         485,558

                    JONES LANG LASALLE INCORPORATED

                                      March 31,     December 31,
                                        2003           2002
                                      ----------    ------------

Commitments and contingencies

Minority interest in consolidated
  subsidiaries. . . . . . . . . . . .      --              --

Stockholders' equity:
  Common stock, $.01 par value
    per share, 100,000,000 shares
    authorized; 31,017,810 and
    30,896,333 shares issued and
    outstanding as of March 31,
    2003 and December 31, 2002,
    respectively. . . . . . . . . . .        310             309
  Additional paid-in capital. . . . .    497,955         494,283
  Deferred stock compensation . . . .    (19,326)        (17,321)
  Retained deficit. . . . . . . . . .   (102,658)        (95,411)
  Stock held in treasury by
    subsidiary. . . . . . . . . . . .     (4,659)         (4,659)
  Stock held in trust . . . . . . . .       (460)           (460)
  Accumulated other comprehensive
    income. . . . . . . . . . . . . .    (21,917)         (9,783)
                                      ----------      ----------
          Total stockholders'
            equity. . . . . . . . . .    349,245         366,958
                                      ----------      ----------
                                      $  808,938         852,516
                                      ==========      ==========
































         Please reference attached financial statement notes.

                    JONES LANG LASALLE INCORPORATED

           Summarized Consolidated Statements of Cash Flows

              Three Months Ended March 31, 2003 and 2002
                            (in thousands)
                              (Unaudited)


                                       2003 (4)        2002 (4)
                                      ----------      ----------


Cash provided by earnings . . . . . .   $  7,178          10,871

Cash used in working capital. . . . .    (30,984)        (27,602)

Cash used in investing
  activities. . . . . . . . . . . . .     (2,216)         (7,385)

Cash provided by financing
  activities. . . . . . . . . . . . .     25,853          25,563
                                      ----------      ----------

    Net increase (decrease)
      in cash . . . . . . . . . . . .       (169)          1,447

Cash and cash equivalents,
  beginning of period . . . . . . . .     13,654          10,446
                                      ----------      ----------

Cash and cash equivalents,
  end of period . . . . . . . . . . . $   13,485          11,893
                                      ==========      ==========


































         Please reference attached financial statement notes.

                                       JONES LANG LASALLE INCORPORATED

                          Currency Analysis of Revenues and Operating Income (Loss)
                                                (in millions)
                                                 (Unaudited)



                                              Pound                Austra-      US
                                             Sterling               lian      Dollar
                                               (5)         Euro    Dollar      (5)      Other      TOTAL
                                             --------     ------   -------    ------    ------     ------
                                                $           $         $          $        $          $


REVENUES (1)

    Q1, 2003. . . . . . . . . . . . . . . .      37.7       37.2      11.9      70.0      28.3      185.1

    Q1, 2002. . . . . . . . . . . . . . . .      34.9       32.7      11.2      63.3      25.7      167.8


OPERATING INCOME (LOSS) (5)

    Q1, 2003. . . . . . . . . . . . . . . .      -2.6        2.9      -1.4      -2.4      -3.4       -6.9

    Q1, 2002. . . . . . . . . . . . . . . .      -2.5        3.8      -2.5      -1.0      -1.9       -4.1


AVERAGE EXCHANGE RATES

    Q1, 2003. . . . . . . . . . . . . . . .     1.600      1.075     0.595       N/A       N/A        N/A

    Q1, 2002. . . . . . . . . . . . . . . .     1.426      0.877     0.520       N/A       N/A        N/A












                            Please reference attached financial statement notes.

                    JONES LANG LASALLE INCORPORATED

                       Financial Statement Notes



(1) Certain amounts described below have been reclassified to conform with the current presentation. These reclassifications have no impact on operating income (loss), net income (loss) or cash flows for the three months ended March 31, 2003 or 2002.

     Beginning in December 2002, pursuant to the FASB's Emerging Issues Task Force ("EITF") No. 01-14, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred", we have reclassified reimbursements received for out-of-pocket expenses to revenues in the income statement, as opposed to being shown as a reduction of expenses. These out-of-pocket expenses amounted to $1.4 million and $920,000 for the three months ended March 31, 2003 and 2002, respectively.

     Beginning in December 2002, we reclassified as revenue our recovery of indirect costs related to our management services business, as opposed to being classified as a reduction of expenses in the income statement. This recovery of indirect costs amounted to $5.3 million and $5.0 million for the three months ended March 31, 2003 and 2002, respectively.

     The three months ended March 31, 2002 reflect an adjustment made to separately identify the non-recurring and restructuring charges relating to this period.

(2) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization, and excludes Minority Interests in EBITDA. For the three months ended March 31, 2002, EBITDA excludes the cumulative effect of change in accounting principle resulting from the adoption of SFAS 142. Management believes that EBITDA is useful to investors as a measure of operating performance, cash generation and ability to service debt. EBITDA is also used in the calculation of certain covenants related to our revolving credit facility. However, EBITDA should not be considered an alternative to
     (i) net income (loss) (determined in accordance with GAAP), (ii) cash flows (determined in accordance with GAAP), or (iii) liquidity.

     Reconciliation from operating income (loss) to EBITDA (in thousands):

                                               Three Months Ended
                                                   March 31,
                                              --------------------
                                                 2003       2002
                                               --------   --------
     Operating loss . . . . . . . . . . . . .  $ (6,897)  $ (4,112)
     Plus: Depreciation and amortization. . .     9,690      9,471
     Less: Minority interests in EBITDA . . .     --           (70)
                                               --------   --------
     EBITDA . . . . . . . . . . . . . . . . .  $  2,793   $  5,289
                                               ========   ========


(3) For purposes of this analysis we have determined that the allocation of the non-recurring charges to our segments is not meaningful to investors. Additionally, we evaluate the performance of our segment results without these charges being allocated.

(4) The consolidated statements of cash flows are presented in summarized form. Please reference our first quarter Form 10-Q for detailed consolidated statements of cash flows.

                    JONES LANG LASALLE INCORPORATED

(5) The objective of this presentation is to provide guidance as to the key currencies that the Company does business in and their significance to reported revenues and operating income. The operating income sourced in pound sterling and US dollars understates the profitability of the businesses in the United Kingdom and America because it includes the locally incurred expenses of our global offices in London and Chicago, respectively, as well as the European regional office in London. The revenues and operating income of the global investment management business are allocated to their underlying currency, which means that this analysis may not be consistent with the performance of the geographic OOS segments. In particular, as incentive fees are earned by this business, there maybe significant shifts in the geographic mix of revenues and operating income.